UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2004

ARENA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-31161	23-2908305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 453-7200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 20, 2004, Arena Pharmaceuticals, Inc. and Merck & Co., Inc., a New Jersey corporation, entered into an amendment to their Research Collaboration and License Agreement, dated effective as of October 21, 2002. The amendment extends and increases the funding of research under the agreement until October 21, 2007, and expands the scope of the collaboration to include a wider range of potential therapies for cardiovascular diseases. The amendment also improves for Arena the terms relating to royalties and narrows Merck’s rights to terminate the research funding under the agreement. Arena also continues to be eligible to receive milestones under the agreement.

Under the agreement, Merck will now fund $5.7 million a year for research at Arena for three years from October 21, 2004. Merck can terminate the research funding early if (i) Arena materially breaches its obligations; (ii) there is a Change of Control (as defined in the agreement) of Arena; or (iii) if both parties agree that “Technical Grounds” have occurred. Technical Grounds include where (a) a significant adverse event affecting all of the targets, program compounds and all active compounds has arisen during the conduct of the program under the agreement; (b) continuation of such program is no longer scientifically promising because the role of all of the targets under the agreement proves incorrect, or none of such targets are valid as a suitable target for development of a pharmaceutical product; or (c) valid third-party patent rights block the achievement of significant program goals.

Arena and Merck’s original agreement was filed with the SEC as Exhibit 10.20 to Arena’s annual report on Form 10-K for the period ended December 31, 2002.

On October 20, 2004, Arena and Merck also entered into a Common Stock Purchase Agreement, whereby Merck purchased $7.5 million of Arena’s common stock at a price of $8.00 per share. The purchase and sale of the stock is further discussed below under Item 3.02.

Item 3.02  Unregistered Sales of Equity Securities.

On October 20, 2004, Arena completed the private placement of $7.5 million of its Common Stock, par value $.0001 per share, to Merck, pursuant to a Common Stock Purchase Agreement, dated as of the same date. The shares were issued at a per share price of $8.00 per share, and, as discussed above under Item 1.01, were issued in connection with the entry into an amendment to the parties’ collaboration agreement.

The issuance and sale of the stock to Merck were exempt from registration under Section 4(2) of the Securities Act of 1933 because the issuance and sale did not involve any public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2004	Arena Pharmaceuticals, Inc.,
a Delaware corporation

	By:	/s/ Jack Lief
Jack Lief
President & Chief Executive Officer